UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2010

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

      On May 4, 2010, Limited Brands, Inc. (the “Company”) issued a press release announcing the closing of its public offering (the “Senior Notes Offering”) of $400 million aggregate principal amount of its 7% Senior Notes due 2020 (the “Senior Notes”) and the early settlement of its tender offer to purchase any and all of its $191.5 million outstanding 6⅛% Notes due 2012.

     The Company intends to use proceeds from the Senior Notes Offering to purchase any and all of its $191.5 million outstanding 6⅛% Notes due 2012 and a portion of its $500 million outstanding 5¼% Notes due 2014 (together, the “Notes”) in two separate cash tender offers (the “Tender Offers”) in an aggregate principal amount equal to $400 million.  The Tender Offers provide for early settlement of Notes due 2012, that were tendered by 5:00 p.m., New York City time, on May 3, 2010 (the “Early Tender Date”), which settlement occurred concurrently with the closing of its Senior Notes Offering.

    A copy of the press release announcing the closing of its Senior Notes Offering and the early settlement of its 2012 Notes tendered by the Early Tender Date, is filed herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 4, 2010 announcing the closing of the Senior Notes Offering and the early settlement of its 2012 Notes tendered by the Early Tender Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc. (Registrant)

Date:	May 4, 2010	By:	/s/ Stuart B. Burgdoerfer
			Name:	Stuart B. Burgdoerfer
			Title:	Executive Vice President and Chief Financial Officer*

*           Mr. Burgdoerfer is the principal financial officer and the principal accounting officer and has been duly authorized to sign on behalf of the Registrant.

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated May 4, 2010 announcing the closing of the Senior Notes Offering and the early settlement of its 2012 Notes tendered by the Early Tender Date.